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                                                                     Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 filed on or about August 8, 1999 of Grand Central Financial Corp. of our report dated February 14, 2001 related to the consolidated balance sheets of Grand Central Financial Corp. as of December 31, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, which report is included in this Form 10-KSB.



                                               /s/ Crowe, Chizek and Company LLP


Cleveland, Ohio
March 16, 2001